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                                                                   Exhibit 10.27

                            Translation from Russian

                                    AGREEMENT
                  ON CONDITIONS OF THE USE OF MINERAL RESOURCES
             between the Administration of the Khabarovsk Territory
      and the Far Eastern Committee on Geology and Use of Mineral Resources
                        (Dalgeolkom) on the one hand and
                     Joint Stock Company of the Closed Type
                          "Tas-Yurjah" Mining Company"
                                on the other hand

The Administration of the Khabarovsk Territory and Dalgeolkom (Licenser) specify conditions of the use of mineral resources under the license No HAB 00486 BR for the right for geological study and mining of ore gold in the Kurun-Urjah ire district (excluding Tas-Yurjah and Malyutka deposits) as described below:

1. This Agreement comes into force from the date of registration of the license and shall be in effect simultaneously with the license till January 1, 2005. The effective period of the Agreement shall be automatically extended or terminated with the extension or termination of the license.

2. The owner of the license (Licensee) undertakes:

- To conduct the licensed operations within the terms mentioned below:
i) Preparation of the Program for the conduct of prospecting (exploration) operations and getting approvals for it - till January 1, 1995
ii) Prospecting - till January 1, 1997
iii) Geologic exploration followed by state appraisal of obtained information (reserves) - till January 1, 1999
iiii) Mining of gold in accordance with the established quota - from 1999 and subsequent years.
Long-term (more than a year) break or long-term suspension of work is possible only on the Licenser's permit.

- To conduct the licensed operations in accordance with the Programs for the conduct of work approved in accordance with the established procedure with the availability of positive conclusion of the State environmental appraisal by the Territorial Environmental Committee, subject to all requirements and conditions for the use of mineral resources stipulated by the legislation on mineral resources of the Russian Federation and territorial authorities;

- To register the Program for the conduct of prospecting (exploration) in the Far Eastern Territorial Geological Fund:

- To prepare a Mining Program after the State appraisal of geological information (reserves);

- To use the plot of land for geological study (mining) in accordance with the Decree of the Head of Administration of the Territory (Region) and with the agreement on lease of the land plot concluded with the Administration of the Region.

- To observe safety standards (norms and regulations) for the conduct of mining operations, protection of mineral resources and environment conservation, maintenance within the bounds of the claim and the land plot;

- To conduct monitoring of the claim (for rocks and underground waters) in accordance with the program approved by Dalgeolkom;

- To bring the land plots and other entities of nature disturbed in the process of mineral resources use to the condition fit for further use according to the initial purpose;

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- To take stock of and exercise continuous control over the volume and weight of mined in situ and expanded mineral reserves in accordance with respective normative documents in effect;

- To submit annually the established statistic reports to the Priamursk Department of Gosgortekhnadzor of Russia and Dalgeolkom by January 15th of the year following the reporting year;

- To transfer the geological information gained at the Licensee's own expense under the agreement concluded with Dalgeolkom;

- For deposits studied at the expense of the state budget, to ensure safe keeping of geological or other information gained in the process of work; not to disclose in any form the obtained geological information without Dalgeolkom's consent;

- To preserve exploration workings and drill holes which can be used for exploitation or other purposes; to liquidate in accordance with the established procedure those workings which are not to be used;

- To use mining wastes for additional recovery of the mineral and other associate components (if they are available) or to ensure their safe keeping for further reworking;

3. Proceeding from gold reserves available in the deposit as of ___________ in the volume _____________, technical-and-economic indices of the enterprise, the amount of annually mined ___________ is established in the volume __________ per year starting from _____________. In case of combined license (geological study and mining) the volume of per year production _____________ shall be established by the Licenser after the State appraisal of the obtained geological information (reserves) ____________________________________. The volumes of production can be made more precise on the Licenser's approval based on actual results of every reporting year and annually confirmed quotas.

4. Distribution of mined mineral shares shall be determined by the Decree of the President of the Russian Federation No 1489 dated November 30, 1992.

5. The Licensee is bound to pay below-listed annual taxes for the right to use mineral resources:(1)

- Tax for the right to conduct prospecting and exploration of the deposit in accordance with the Act of the Head of Administration of the Territory No 450 dated September 16, 1994 at a rate of 1.0% of the cost of fulfilled work for prospecting and 3.0% - for exploration;

- Tax for the right to mine (starting from the first year of mining) in accordance with the Act of the Head of Administration of the Territory No 450 dated September 16, 1994 at a rate of____________________

For above norm losses of reserves in mining the tax rate shall be doubled.

For associate mining of minerals during prospecting and exploration the tax shall be collected at the same rate as for the right to mine.

The form and conditions of payments are determined by the agreement with the Administration of the Territory (Region).

- Tax for production of mineral resources in accordance with the Decree of the Supreme Soviet of the Russian Federation # 4546-1 dated February 25, 1993 at a rate of________________________.

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(1) In case of combined license (geological study and mining) the taxes for the right to mine and for production of mineral resources are established by the Licenser after the state appraisal of the obtained geological information (reserves).

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- Payment for land in the form of land tax or rent in accordance with the lease agreement concluded between the Licensee and the proprietor (owner, user, leaseholder) of the land plot;

- Payment for land of the forestry covered with forests of commercial value in the form of tax at a rate of 5% of fixed-rate cost of standing wood.

6. Calculation of taxes, terms of their payment to respective budgets are regulated by instructions in force. All the above-listed payments shall be effected by the Licensee on a systematic basis and timely.

7. The rate of royalty can be changed by the Licenser on the basis of new normative acts adopted by the authorities of the Russian Federation and resolutions of the Head of the Administration of the Khabarovsk Territory.

8. The activity of the Licensee connected with the use of mineral resources shall be supervised by the State Geological Supervision Office, Priamursk Department of Gosgortekhnadzor of Russia, Territorial Environmental Committee in accordance with the procedure established by legal acts of the Russian Federation.

9. The Licensee shall take part in development of social-economic infrastructure of the territory in accordance with a separate agreement (contract) concluded with the Administration of the region.

10. This Agreement is considered to be an integral part of the license. In case of failure to fulfill the above-mentioned conditions the right to use mineral resources can be terminated, suspended or limited before the appointed time in accordance with Russian legislation.

11. This Agreement can be amended or altered only on consent of the parties.

Deputy Head of Administration           Chairman of Dalgeolkom
of the Khabarovsk Territory

/s/ V. Tevelevich  V. Tevelevich        /s/ V. Pan  V. Pan
-----------------                       ----------

July 7, 1995                            July 7, 1995


                             Head of the Enterprise
                             securing a license

                             /s/ V. Kravtsov  V. Kravtsov
                             ---------------

                             July 7, 1997

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THE PIONEER GROUP, INC.

60 State Street
Boston, MA 02109-1820
617-742-7825

[PIONEER LOGO]

      The undersigned hereby certifies that the translation of Agreement on Conditions of the Use of Mineral Resources under License No. HAB 00486 BR dated as of July 7, 1995 by and among the Administration of the Khabarovsk Territory, the Far Eastern Committee on Geology and Use of Mineral Resources (Dalgeolkom) and the Closed Joint-Stock Company "Tas-Yurjah" Mining Company to which this certification is attached is a fair and accurate translation of the original document executed in Russian.

Dated: May 22,2000


                                        /s/ Catherine Mannick
                                        ---------------------
                                        Name: Catherine Mannick
                                        Title:  Vice President and Assistant
                                        General Counsel, The Pioneer Group,
                                        Inc.